Exhibit 21

SUBSIDIARIES OF REGISTRANT (consolidated as of March 31, 2006)

ORGANIZED UNDER
LAW OF
Alliance One International, Inc.	Virginia
Agroexpansion S.A.	Spain
Alliance One Congo S.p.r.l.	Congo
Alliance One Exportadora de Tabacos Ltda.	Brazil
Alliance One International	North Carolina
Alliance One International A.G.	Switzerland
Alliance One International ESS Processing	Greece
Alliance One International Services Limited	U.K.
Alliance One International Singapore Pte Ltd.	Singapore
Alliance One International Tabak B.V.	The Netherlands
Alliance One Macedonia AD	Macedonia
Alliance One Rotag AG	Germany
Alliance One Tabaco Mexico, S. A. de C.V.	Mexico
Alliance One Tobacco (Kenya) Limited	Kenya
Alliance One Tobacco (Malawi) Limited	Malawi
Alliance One Tobacco Argentina S.A.	Argentina
Alliance One Tobacco Bulgaria EOOD	Bulgaria
Alliance One Tobacco Canada, Inc.	Canada
Alliance One Tobacco d.o.o.	Serbia
Alliance One Tobacco Limited (UK)	U.K.
Alliance One Tobacco Tanzania Ltd.	Tanzania
Alliance One Tutun A.S.	Turkey
CdF Eastern Europe A/O	Russia
CdF International S.A.	Uruguay
Compania General de Tabacos de Filipinas	Spain
Cordillerana Tabacalera Paraguaya S.A.	Paraguay
DIMON Guatemala, S.A.	Guatemala
DIMON Hellas Tobacco S.A.	Greece
DIMON International Kyrgystan	Kyrgyzstan
DIMON Leaf (Thailand) Ltd.	Thailand
Domitab S.A.	Dominican Republic
Fumex Tabacalera Ltda.	Brazil
Holdings International Service Corp.	Bermuda
Intabex Germany Rohtabakwerk GmbH, Glauzig	Germany
Intabex Netherlands BV	The Netherlands
Intabex Worldwide S.A.	Luxembourg
International Tobacco Funding, S.L.	Spain
Leaf Trading Company Ltd.	Russia
LRH Travel Ltd.	U.K.
Mashonaland Tobacco Company (Pvt) Ltd.	Zimbabwe
Mauritius Tobacco Investments Ltd.	Mauritius
P.T. Mayangsari	Indonesia
P.T. Indonesia Tri Sembilam	Indonesia
Rio Grande Tabacos Ltda.	Brazil
Siam Ventures Ltd	Thailand

SUBSIDIARIES OF REGISTRANT (consolidated as of March 31, 2006) (Continued)

ORGANIZED UNDER
LAW OF
Stancom Tobacco (Private) Ltd	Zimbabwe
Stancom Tobacco Company (Malawi) Ltd.	Malawi
Stancom Tobacco Services (Zambia) Ltd	Zambia
Standard Brazil Ltd	Jersey
Standard Commercial Hellas S.A.	Greece
Standard Commercial SA	Switzerland
Standard Commercial Tobacco (M) Ltd.	Malawi
Standard Commercial Tobacco Company (UK) Ltd.	United Kingdom
Standard Commercial Tobacco Services (UK) Ltd.	United Kingdom
Tabacosfil Paraguay S.A. Comercial	Paraguay
Tobacco Development Company Ltd	Zambia
Trans-Continental Leaf Tobacco Corporation	Leichtenstein
Trans-Continental Participacoes e Empreendimentos Ltda.	Brazil
Werkhof GmbH	Germany
World Wide Tobacco España S.A.	Spain
Yardiner S.A.	Uruguay
Zambia & Overseas Tobacco Co Ltd	Zambia

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